UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(a) or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 8, 2003

NetNation Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26881	33-0803438
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1410 - 555 West Hastings Street
Vancouver, British Columbia, Canada	V6B 4N6

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 604.688.8946

None

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

NetNation Communications, Inc. announced that it has received a Letter of Notice from Nasdaq dated July 7, 2003, stating that the Company has demonstrated compliance with the minimum closing bid price requirement of US$1.00 per share for ten consecutive trading days, thus granting the Company continued listing on the Nasdaq SmallCap Market.

Nasdaq Listing Qualifications noted that NetNation has regained compliance with Marketplace Rule 4310(c)(4), under which is stipulated the US$1.00 minimum closing bid price requirement, and that this matter is now closed. NetNation announced the stock compliance in a news release dated July 8, 2003, a copy of which is attached as an exhibit hereto, and the text of which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	News Release dated July 8, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETNATION COMMUNICATIONS, INC.

Date:	_____July 8, 2002_____	By:	/s/ Jag Gillan_____________
Jag Gillan
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	News Release dated July 8, 2003

Exhibit 99.1

News Release

FOR RELEASE TUESDAY, JULY 8, 2003 @ 5:30am PDT

NetNation Regains Compliance for Continued Listing on Nasdaq SmallCap Market

Vancouver, BC – July 8, 2003 – NetNation Communications, Inc. (Nasdaq: NNCID) announced today that it has received a Letter of Notice from Nasdaq dated July 7, 2003, stating that the Company has demonstrated compliance with the minimum closing bid price requirement of US$1.00 per share for ten consecutive trading days, thus granting the Company continued listing on the Nasdaq SmallCap Market.

Nasdaq Listing Qualifications noted that NetNation has regained compliance with Marketplace Rule 4310(c)(4), under which is stipulated the US$1.00 minimum closing bid price requirement, and that this matter is now closed.

NetNation appealed its case before a Nasdaq Listing Qualifications Panel, after being notified on January 7, 2003, that it did not meet listing requirements for Nasdaq SmallCap at that time. In accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), the Company was afforded an additional 180 day grace period, through July 3, 2003, to evidence compliance with the US$1.00 or greater closing bid price per share for a minimum of ten consecutive trading days.

About NetNation Communications, Inc.

NetNation Communications, Inc. (http://www.netnation.com) is a pioneer in web hosting and domain name registration. With more than six years in operation, the Company offers enhanced-dedicated servers, co-location, shared hosting and managed services to clients worldwide. NetNation is recognized by industry evaluators for its excellent customer service and support, as reflected by its frequent top web host rankings worldwide. The Company was recently ranked the fourth fastest growing company in British Columbia by Business in Vancouver magazine, based on percentage revenue growth from 1997 to 2001. NetNation recently announced plans to merge with Hostway Corporation.

This release contains forward-looking statements within the meaning of the “safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the following: (1) technological changes or changes in the competitive environment adversely affecting the service-packages, market share, revenues or margins of the combined business; (2) changes in general economic, financial or business conditions adversely affecting the combined business or the markets in which it operates and adversely affecting future revenues; (3) availability of financial resources to carry out plans; (4) authorization from third parties to carry out plans; and ; (5) ability to maintain compliance with all criteria for continued listing on the Nasdaq SmallCap Market. The matters discussed in this news release also involved risks and uncertainties described from time to time in NetNation’s filings with the Securities and Exchange Commission, including the most recent Form 10-K filed on February 11, 2003 and Form 10-Q filed on May 13, 2003. NetNation assumes no obligation to update any forward-looking information contained in this news release.

NetNation is a registered trademark of NetNation Communications, Inc. and DomainPeople is a trademark of DomainPeople, Inc. All other products and company names are the trademarks or registered trademarks of their respective owners.

Contact:
Jay Elliott
1 604 688 8946 ext. 216
mr@netnation.com